                              JENKON INTERNATIONAL, INC.

                                         and

                                THE BOSTON GROUP, L.P.

                                 --------------------

                          DEALER MANAGER'S WARRANT AGREEMENT

                               Dated as of July 1, 1996

                                 --------------------













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                          DEALER MANAGER'S WARRANT AGREEMENT

     THIS DEALER MANAGER'S WARRANT AGREEMENT (the "Agreement"), dated as of July 25, 1996, is made and entered into by and between JENKON INTERNATIONAL, INC., a Delaware corporation (the "Company"), and THE BOSTON GROUP, L.P. ("the Dealer Manager").

     Pursuant to the terms of that certain Amended and Restated Dealer Manager Agreement, dated as of July 25, 1996, by and among the Company, the Dealer Manager, Dan Jensen and David Edwards (the "Dealer Manager Agreement"), the Company hereby agrees to issue and sell to the Dealer Manager, for $50 and other good and valuable consideration, the receipt of which is hereby acknowledged, a warrant, as hereinafter described (the "Warrant" and together with any warrants subsequently issued hereunder, the "Warrants"), to purchase up to ten percent of the total number of shares of Series A Preferred Stock, $.001 par value ("Preferred Stock"), sold by the Company in connection with the offering (the "Offering") contemplated by the Dealer Manager Agreement and that certain Confidential Offering Memorandum, dated July 1, 1996 (together with any and all supplements and/or amendments thereto, the "Memorandum"), as may be adjusted from time to time as set forth herein. The shares of Preferred Stock purchasable upon exercise of the Warrants, as may be adjusted from time to time as set forth herein, are hereinafter referred to as the "Warrant Stock." The Warrant shall be issued pursuant to this Agreement on the final closing date of the Offering (the "Closing Date").

     In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants, the Warrant Stock and the respective rights and obligations thereunder, the Company and the Dealer Manager, for value received, hereby agree as follows:

     SECTION 1. TRANSFERABILITY AND FORM OF WARRANTS.

           1.1 REGISTRATION. All Warrants shall be numbered and shall be registered on the books of the Company when issued.

           1.2 TRANSFER. The Warrants shall be transferable only on the books of the Company maintained at its principal office, wherever its principal office may then be located, upon delivery thereof duly endorsed by the registered holder of a Warrant (a "Warrantholder") or by its duly authorized attorney or representative and with the signatures properly guaranteed, accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver a new certificate evidencing each such Warrant to each person entitled thereto.

           1.3 LIMITATIONS ON TRANSFER OF THE WARRANTS. Warrants shall not be sold, transferred, assigned or hypothecated by the Dealer Manager for a period of one year following the date of issuance other than (i) to one or more officers or partners of any Warrantholder, and the officers or partners of any such partner; (ii) to any other member of the National Association of Securities Dealers, Inc. which participated in the Offering and the officers or partners of any such member; (iii) to successors to a Warrantholder or the officers or partners of any such successor; (iv) to a purchaser of all or substantially all of the assets of a Warrantholder; or
(v) by will, pursuant to the laws of descent or distribution or by operation of law. The Warrants may be divided or combined, upon request to the Company by a Warrantholder, into a certificate or certificates representing the right to purchase the same aggregate number of shares of Warrant Stock. Unless the context indicates otherwise, the term "Warrantholder" shall include the Dealer Manager and any transferee or transferees of the Warrants pursuant to this subsection 1.3 and as otherwise permitted by this Agreement, and the term "Warrants" shall include any and all Warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange, substitution or transfer pursuant to this Agreement.

           1.4 FORM OF WARRANTS. The text of the Warrants and of the form of election to purchase Warrant Stock shall be substantially as set forth in Exhibit A attached hereto. The aggregate number of shares of Preferred Stock issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by its Chief Executive Officer or its President and attested to by its Treasurer, Chief Financial Officer or its Secretary. A Warrant bearing the signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant or did not hold such office on the date of this Agreement or at any time thereafter.

                    The Warrants shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

           1.5 LEGEND ON WARRANTS AND WARRANT STOCK.   Each certificate
evidencing a Warrant (or Warrant Stock issued upon exercise of a Warrant) initially issued upon exercise of a Warrant shall bear the following legend, unless, at the time of exercise, such Warrant Stock is subject to a currently effective Registration Statement under the Securities Act of 1933, as amended (the "Act"):

                    "THIS WARRANT AND THE SECURITIES PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH WARRANTS AND SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

               Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to an effective registration statement under the Act, of the securities represented thereby) shall also bear the above legend unless, in the opinion of the Company's counsel, the securities represented thereby need no longer be subject to such restrictions.

     SECTION 2. EXCHANGE OF WARRANT CERTIFICATE. Any Warrant certificate may be exchanged for another certificate or certificates entitling the Warrantholder to purchase a like aggregate number of shares of Warrant Stock as the certificate or certificates surrendered then entitled such Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate or certificates as so requested.

     SECTION 3.  TERM OF WARRANTS; EXERCISE OF WARRANTS.

                    (a) Subject to the terms of this Agreement, the Warrantholder shall have the right, at any time during the period commencing at 6:30 a.m., Pacific Time, on July 1, 1997 and ending at 5:00 p.m., Pacific Time, on June 30, 2001 (the "Termination Date"), to purchase from the Company up to the number of fully paid and nonassessable shares of Warrant Stock to which the Warrantholder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Company, at its principal office, of the certificate evidencing the Warrants to be exercised, together with the purchase form on the reverse thereof duly completed and executed, and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of this Section 3 and Sections 7 and 8 hereof) for the number of shares of Warrant Stock in respect of which such Warrants are then exercised, but in no event for less than 100 shares of Warrant Stock (unless less than an aggregate of 100 shares of Warrant Stock are then purchasable under all outstanding Warrants held by such Warrantholder). This Warrant, when exercisable, may be exercised from time to time in whole or in part.

                    (b) Payment of the Warrant Price shall be made in cash, by certified or official bank check in Los Angeles Clearing House funds (next day funds), or any combination thereof.

                    (c)   In addition to the method of payment set forth in
Section 3(b) above and in lieu of any cash payment required thereunder, unless otherwise prohibited by law, the Warrantholders shall have the right at any time, when exercisable, and from time to time to exercise the Warrants in full or in part (i) by receiving from the Company the number of shares of Warrant Stock equal to the number of shares of Warrant Stock otherwise issuable upon such exercise less the number of shares of Warrant Stock having an aggregate value on the date of exercise equal to the Warrant Price multiplied by the number of shares of Warrant Stock for which this Warrant is being exercised and/or (ii) by delivering to the Company the number of shares of Preferred Stock having an aggregate value on the date of exercise equal to the Warrant Price multiplied by the number of shares of Warrant Stock for which this Warrant is being exercised. For purposes hereof, the "value" of a share of Preferred Stock on a given date shall equal to the Current Market Price on such date as defined in Section 9 of this Agreement.

                    (d) Upon surrender of the Warrants and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrantholder, and (subject to any applicable restrictions on transfer) in such name or names as the Warrantholder may designate, a certificate or certificates for the number of full shares of Warrant Stock so purchased upon such exercise of the Warrant, together with cash, as provided in Section 9 hereof, in respect of any fractional shares otherwise issuable upon such surrender. Such certificate or certificates, to the extent permitted by law, shall be deemed to have been issued and any person so designated to be named therein shall be defined to have become a holder of record of such securities as of the date of surrender of the Warrants and payment of the Warrant Price, as aforesaid, notwithstanding that the certificate or certificates representing such securities shall not actually have been delivered or that the stock transfer books of the Company shall then be closed. The Warrants shall be exercisable, at the election of the Warrantholder, either in full or from time to time in part and, in the event that a Warrant is exercised in respect of less than all of the shares of Warrant Stock specified therein at any time prior to the Termination Date, a new Warrant evidencing the remaining shares of the Warrant Stock purchasable by such Warrantholders hereunder shall be issued by the Company to such Warrantholders.

                    (e) In the event that the outstanding shares of Preferred Stock are automatically converted into Common Stock pursuant to the terms of the Certificate of Designation, Preferences and Rights of Series A Preferred Stock then in effect, the Warrants shall automatically convert into Warrants to purchase the number of shares of Common Stock that would have been issuable to Warrantholder had the Warrants been exercised in full immediately prior to the date of conversion of the Preferred Stock into Common Stock.

     SECTION 4. VALIDITY; PAYMENT OF TAXES. All securities delivered upon exercise of a Warrant shall be duly and validly issued and non-assessable. The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants and the shares of Warrant Stock issuable upon the exercise of the Warrants; provided, however, the Company shall not be required to pay any tax which may be payable in respect of any secondary transfer of the Warrants or the Warrant Stock.

     SECTION 5. MUTILATED OR MISSING WARRANTS. In case the certificate or certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant which may include an indemnity of lost certificate or such other documentation as is required by applicable law.

     SECTION 6. RESERVATION OF SHARES. The Company represents and warrants to the Warrantholder that there has been reserved, and the Company shall at all times keep reserved so long as the Warrants remain outstanding, out of its authorized Preferred Stock, such number of shares of Preferred Stock as shall be subject to purchase under the Warrants. Every transfer agent for the Preferred Stock and other securities of the Company issuable upon the exercise of the Warrants shall be irrevocably authorized and directed at all times to reserve such number of authorized shares and other securities as shall be requisite for such purpose. The Company shall keep a copy of this Agreement on file with every transfer agent for the Preferred Stock and other securities of the Company issuable upon the exercise of the Warrants. The Company shall supply every such transfer agent with duly executed stock and other certificates, as appropriate, for such purpose and shall provide or otherwise make available any cash which may be payable in lieu of the issuance of fractional shares, as provided in
Section 9 hereof.

     SECTION 7. WARRANT PRICE. The price per share at which shares of Warrant Stock shall be purchasable upon the exercise of the Warrants shall be $2.10, subject to adjustment pursuant to Section 8 hereof (as so adjusted from time to time, the "Warrant Price").

     SECTION 8. ADJUSTMENTS OF NUMBER OF SHARES OF WARRANT STOCK AND WARRANT PRICE. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

           8.1 ADJUSTMENTS. The number of shares of Warrant Stock purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows:

                    (a) In case the Company shall (i) pay a dividend or make a distribution on its Preferred Stock in shares of its capital stock or other securities, (ii) subdivide its outstanding shares of Preferred Stock into a greater number of shares, (iii) combine its outstanding Preferred Stock into a smaller number of shares or (iv) issue, by reclassification of its Preferred Stock, shares of its capital stock or other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of shares of Warrant Stock purchasable upon exercise of a Warrant immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of shares of Warrant Stock, shares of its capital stock and other securities of the Company which such holder would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection 8.1(a) shall become effective immediately after the effective date of such event.

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                    (b)   In case the Company shall issue rights, options,
warrants or convertible securities to holders of its Preferred Stock, without any charge to such holders, containing the right to subscribe for or purchase Preferred Stock, the number of shares of Warrant Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Warrant Stock theretofore purchasable upon exercise of a Warrant by a fraction, of which the numerator shall be the number of shares of Preferred Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional shares of Preferred Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Preferred Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities. Such adjustment shall be made whenever such rights, options, warrants or convertible securities are issued, and shall become effective immediately upon issuance of such rights, options, warrants or
convertible securities.   In the event of such adjustment, corresponding
adjustments shall be made to the Warrant Price.

                    (c) In case the Company shall distribute to holders of its Preferred Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of current earnings made in the ordinary course of business consistent with past practices), then in each case the number of shares of Warrant Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Warrant Stock theretofore purchasable upon exercise of such Warrant by a fraction, of which the numerator shall be the then Current Market Price (as defined below) on the date of such distribution, and of which the denominator shall be such Current Market Price on such date minus the then fair value (determined as provided in subsection 8(f) below) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Preferred Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution.

                    (d)   No adjustment in the number of shares of Warrant
Stock purchasable pursuant to subsections 8.1(b) or (c) hereof shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of shares of Warrant Stock then purchasable upon the exercise of the Warrants or, if the Warrants are not then exercisable, the number of shares of Warrant Stock purchasable upon the exercise of the Warrants on the first date thereafter that the Warrants would become exercisable; provided, however, that any adjustments which by reason of this subsection 8.1(d) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

                    (e) Whenever the number of shares of Warrant Stock purchasable upon the exercise of a Warrant is adjusted as herein provided, the Warrant Price payable upon exercise of the Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Warrant Stock purchasable upon the exercise of such Warrant immediately prior to such

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adjustment, and of which the denominator shall be the number of shares of
Warrant Stock purchasable immediately thereafter.

                    (f)   To the extent not covered by subsections 8.1(b) or
(c) hereof, in case the Company shall sell or issue Preferred Stock or rights, options, warrants or convertible securities containing the right to subscribe for, purchase or exchange into shares of Preferred Stock at a price per share (determined, in the case of such rights, options, warrants or convertible securities, by dividing (i) the total amount received or receivable by the Company in consideration of the sale or issuance of such rights, options, warrants or convertible securities, plus the total consideration payable to the Company upon exercise, conversion or exchange thereof, by (ii) the total number of shares covered by such rights, options, warrants or convertible securities) lower than the then Current Market Price or the Warrant Price in effect immediately prior to such sale or issuance, then the Warrant Price shall be reduced to a price (calculated to the nearest cent) determined by dividing (I) an amount equal to the sum of (A) the number of shares of Preferred Stock outstanding immediately prior to such sale or issuance multiplied by the then existing Warrant Price, plus (B) the consideration received or receivable by the Company upon such sale or issuance, by (II) the total number of shares of Preferred Stock outstanding immediately after such sale or issuance. The number of shares of Warrant Stock purchasable upon the exercise of a Warrant shall thereafter be that number determined by multiplying the number of shares of Warrant Stock purchasable upon exercise immediately prior to such adjustment by a fraction, of which the numerator shall be the Warrant Price in effect immediately prior to such adjustment and the denominator shall be the Warrant Price as so adjusted. For the purposes of such adjustments, the Preferred Stock which the holders of any such rights, options, warrants or convertible securities shall be entitled to subscribe for, purchase or exchange into shall be deemed issued and outstanding as of the date of such sale or issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible securities, plus the consideration or premiums stated in such rights, options, warrants or convertible securities to be payable for the Preferred Stock covered thereby. In case the Company shall sell or issue Preferred Stock or rights, options, warrants or convertible securities containing the right to subscribe for, purchase or exchange into Preferred Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then, in determining the "price per share" of Preferred Stock and the "consideration received by the Company" for purposes of the first sentence of this subsection 8.1(f), the Board of Directors shall determine the fair value of said property, and such determination, if based upon the Board of Directors, good faith business judgment, shall be binding upon the Warrantholders. In determining the "price per share" of Preferred Stock, any underwriting discounts or commissions paid to brokers, dealers or other selling agents shall not be deducted from the price received by the Company for sales of securities registered under the Act or issued in a private placement. There shall be no adjustment of the Warrant Price pursuant to this subsection 8.1(f) if the amount of such adjustment would be less than $.01 per share of Preferred Stock; provided, however, that any adjustment which by reason of this provision is not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

                    (g)   For the purpose of this Section 8, the term
"Preferred Stock" shall mean (i) the class of stock designated as the Preferred Stock of the Company at the date of this Agreement or (ii) any other class of stock (other than Common Stock) resulting from successive changes or reclassifications of such Preferred Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this
Section 8, a Warrantholder shall become entitled to purchase any securities of the Company other than Preferred Stock, (i) if the Warrantholder's right to purchase is on any other basis than that available to all holders of the Company's Preferred Stock, the Company shall obtain an opinion of a reputable investment banking firm valuing such other securities and (ii) thereafter the number of such other securities so purchasable upon exercise of a Warrant and the Warrant Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in this Section 8.

                    (h) Upon the expiration of any rights, options, warrants or conversion privileges, if such shall not have been exercised, the number of shares of Warrant Stock purchasable upon exercise of a Warrant and the Warrant Price, to the extent a Warrant has not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such number and such price as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the fact that the only shares of Preferred Stock issued in respect of such rights, options, warrants or conversion privileges were the shares of Preferred Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges, and (B) the fact that such shares of Preferred Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the numbers of shares of Warrant Stock purchasable upon exercise of a Warrant or increasing the Warrant Price by an amount in excess of the amount of the adjustment made in respect of the issuance, sale or grant of such rights, options, warrants or conversion privileges.

                    (i) Whenever the number of shares of Warrant Stock purchasable upon the exercise of a Warrant or the Warrant Price is adjusted pursuant to this Section 8, the Company shall cause to be promptly mailed to each Warrantholder by first class mail, postage prepaid, notice of such adjustment or adjustments and a certificate of the chief financial officer of the Company setting forth the number of shares of Preferred Stock, capital stock and other securities purchasable upon the exercise of such Warrantholder's Warrant and the applicable Warrant Price after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

           8.2 NO ADJUSTMENT FOR DIVIDENDS. Except as specifically provided in subsection 8.1, no adjustment in respect of any cash dividends or distributions on the

Company's Preferred Stock out of current earnings made in the ordinary course of business consistent with past practices shall be made during the term of the Warrants or upon the exercise of the Warrants.

           8.3 PRESERVATION OF PURCHASE RIGHTS UPON RECLASSIFICATION, CONSOLIDATION, ETC. In case of any consolidation of the Company with or merger of the Company into another corporation or other entity or in case of any sale, lease, conveyance or other transfer to another corporation, person or other entity of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, person or other entity, as the case may be, shall execute with the Warrantholder, and the agreements governing such consolidation, merger, sale, lease, conveyance or other transfer shall require such execution of, an agreement that the Warrantholder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such event, upon exercise of the Warrants, to receive the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, lease, conveyance or other transfer had the Warrants (and each underlying security) been exercised immediately prior to such action. The Company shall promptly mail to each Warrantholder by first class mail, postage prepaid, notice of the execution of any such agreement. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, in which the Company is the surviving corporation, the right to purchase shares of Warrant Stock under the Warrants shall terminate on the date of such merger and thereupon the Warrants shall become null and void, but only if the controlling corporation shall agree to substitute for the Warrants its warrant which entitles the holder thereof to purchase upon its exercise the kind and amount of shares and other securities and property which it would have owned or been entitled to receive had the Warrants been exercised immediately prior to such merger. Any such agreements referred to in this subsection 8.3 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in
Section 8 hereof, and shall provide for terms and provisions at least as favorable to the Warrantholder as those contained in this Agreement. The provisions of this subsection 8.3 shall similarly apply to successive consolidations, mergers, sales, leases, conveyances or other transfers.

           8.4 PAR VALUE OF SHARES OF PREFERRED STOCK. Before taking any action which would cause an adjustment effectively reducing the portion of the Warrant Price allocable to each share of Warrant Stock below the then par value per share, if any, of the Warrant Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Stock upon exercise of the Warrants.

           8.5 STATEMENT ON WARRANT CERTIFICATES. Irrespective of any adjustments in the number of securities issuable upon exercise of Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement, provided that such expression shall in no way affect the number of shares of Warrant Stock actually purchasable upon the exercise of such Warrants.

     SECTION 9. FRACTIONAL SHARES; CURRENT MARKET PRICE. The Company shall not be required to issue fractional shares of Preferred Stock on the exercise of a Warrant. If any fraction of a share of Preferred Stock would, except for the provisions of this Section 9, be issuable upon the exercise of a Warrant (or specified portion thereof), the Company shall in lieu thereof pay an amount in cash equal to the then Current Market Price multiplied by such fraction. For purposes of this Agreement, the term "Current Market Price" shall mean (i) if the Preferred Stock is traded on the Nasdaq National Market ("NNM") or on a national securities exchange, the average per share closing price of the Preferred Stock for the five (5) consecutive trading days preceding the date of exercise, as reported by the NNM or on the principal stock exchange on which it is listed, as the case may be, on the date of exercise of the Warrant or, with respect to any adjustment pursuant to Section 8.1 hereof, on the date immediately preceding the announcement of the event causing such adjustment or
(ii) if the Preferred Stock is traded in the over-the-counter market and not in the NNM or on any national securities exchange, the average of the per share closing bid prices of the Preferred Stock on the thirty (30) consecutive trading days immediately preceding the date in question, as reported by The Nasdaq Small Cap Market (or an equivalent generally accepted reporting service if quotations are not reported on The Nasdaq Small Cap Market). The closing price referred to in clause (i) above shall be the last reported sale price or, in the case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case in the NNM or on the principal stock exchange on which the Preferred Stock is then listed. For purposes of clause
(ii) above, if trading in the Preferred Stock is not reported by The Nasdaq Small Cap Market, the bid price referred to in said clause shall be the lowest bid price as reported in the Nasdaq Electronic Bulletin Board or, if not reported thereon, as reported in the "pink sheets" published by National Quotation Bureau, Incorporated, and, if such Preferred Stock is not so reported, shall be the price of a share of Preferred Stock determined by the Company's Board of Directors in good faith (which shall, in no event, be less than the "Current Market Price" (calculated as set forth above) of the securities into which the shares of Preferred Stock could be converted). In the event that the Preferred Stock is automatically converted into Common Stock, the Current Market Price of the Common Stock shall be calculated in the same manner as described above.

     SECTION 10. NO RIGHTS AS STOCKHOLDER; NOTICES TO WARRANTHOLDER. Except as expressly provided herein, nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Warrantholder or its transferees any rights as a stockholder of the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any one or more of the following events shall occur:

                    (a) any action which would require an adjustment pursuant to Section 8 hereof;

                    (b) an issuance by the Company of rights, options, warrants or convertible securities to all or substantially all holders of its Preferred Stock, without any charge to such holders, containing the right to subscribe for or purchase Preferred Stock; or

                    (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of its property, assets and business as an entirety or substantially as an entirety) shall be proposed;

then the Company shall give notice in writing of such event to the Warrantholder, as provided in Section 12 hereof, at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to any relevant dividend, distribution or other rights or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up; provided that the failure to give such notice shall not affect the validity of such action. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

     SECTION 11. REGISTRATION RIGHTS; INDEMNIFICATION. The Warrantholders shall have (i) piggy back registration rights identical to those granted to the purchasers of Preferred Stock in the Offering, and (ii) one demand registration right exercisable by holders of a majority of the shares of Preferred Stock issued or issuable upon exercise of the Warrants which are identical to the demand registration rights granted to purchasers of shares of Preferred Stock in the Offering, except that the demand registration rights of the holders of the Warrants (or underlying shares of Preferred Stock) shall be exercisable separately from the demand registration rights of purchasers of shares in the Offering.

     SECTION 12. NOTICES. All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given if mailed, delivered by hand or transmitted by any standard form of telecommunication. Notices to the Warrantholders or a holder of Warrant Stock shall be directed to the record address of such Warrantholder with a copy to The Boston Group, L.P. at 2049 Century Park East, 30th Floor, Los Angeles, California 90067, Attention: Mr. Robert A. DiMinico. Notices to the Company shall be directed to the Company, attention President, at its principal executive offices as set forth in the Memorandum. Any address for purposes of notice may be changed by giving notice of such change to the other parties hereto in the same manner as provided herein.

     SECTION 13. PARTIES. This Agreement shall inure solely to the benefit of and shall be binding upon, the Dealer Manager, the Company and the Warrantholders and the holders of Warrant Stock, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

     SECTION 14.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.   All statements
contained in the Dealer Manager Agreement, any schedule, exhibit, certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and warranties hereunder. Notwithstanding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive the termination of this Agreement and the issuance, sale and delivery of the Warrant and the Warrant Stock.

     SECTION 15. CONSTRUCTION. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to conflict of laws principles thereof.

     SECTION 16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

     SECTION 17. ENTIRE AGREEMENT, AMENDMENTS. This Agreement and the Dealer Manager Agreement constitute the entire agreement of the parties hereto concerning the subject matter hereof and supersede all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. To the extent that the terms or provisions of this Agreement are inconsistent with the terms or provisions of the Dealer Manager Agreement, the terms of this Agreement shall govern. This Agreement may not be amended, modified or altered except in a writing signed by the Dealer Manager and the Company.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the day and year first above written.


                                        JENKON INTERNATIONAL, INC.



                                        By:       /s/ David Edwards
                                             ----------------------
                                             David Edwards
                                             President and CEO


                                        THE BOSTON GROUP, L.P.



                                        By:       /s/ Anthony Soich
                                             --------------------------------
                                                  Anthony Soich
                                                  Director of Corporate Finance

          THIS WARRANT AND THE SECURITIES PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH WARRANTS AND SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT
         WITH RESPECT TO SUCH SECURITIES UNDER SAID ACT AND ANY APPLICABLE
             STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY
                       SATISFACTORY TO THE COMPANY THAT SUCH
                           REGISTRATION IS NOT REQUIRED.

                            WARRANT CERTIFICATE NO. ___

                                WARRANT TO PURCHASE
                      _____ SHARES OF SERIES A PREFERRED STOCK

                                VOID AFTER 5:00 P.M.
                           PACIFIC TIME, ON JUNE 30, 2001

                             JENKON INTERNATIONAL, INC.

                            INCORPORATED UNDER THE LAWS
                               OF THE STATE OF DELAWARE

     This certifies that, for value received, ___________________________, the registered holder hereof or assigns (the "Warrantholder"), is entitled to purchase from JENKON INTERNATIONAL, INC. (the "Company"), at any time during the period commencing at 6:30 am., Pacific time, on July 1, 1997, and before 5:00 p.m., Pacific time, on June 30, 2001, at the purchase price per share of Series A Preferred Stock, $0.001 par value (the "Preferred Stock") of $2.10 (the "Warrant Price"), __________ shares of Preferred Stock of the Company (the "Warrant Stock "). The number of shares of Preferred Stock of the Company purchasable upon exercise of each Warrant evidenced hereby shall be subject to adjustment from time to time as set forth in the Dealer Manager's Warrant Agreement, dated as of July 1, 1996, by and between the Company and The Boston Group, L.P. (the "Dealer Manager's Warrant Agreement").

     The Warrants evidenced hereby represent the right to purchase an aggregate of up to ___________ shares of Warrant Stock (subject to adjustment as provided in the Dealer Manager's Warrant Agreement) and are issued under and in accordance with the Dealer Manager's Warrant Agreement, and are subject to the terms and provisions contained in the Dealer Manager's Warrant Agreement, to all of which the Warrantholder by acceptance hereof consents.

     The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form attached hereto duly executed (with a signature guarantee as provided hereon) and simultaneous payment of the Warrant Price at the principal office of the Company. Payment of such price shall be made at the option of the Warrantholder in any manner allowed in the Dealer Manager's Warrant Agreement.

     Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant Certificate in respect of the shares of Warrant Stock as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of shares of Warrant Stock as evidenced by the Warrant or Warrants exchanged. No fractional securities shall be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable at the office of the Company in the manner and subject to the limitations set forth in the Warrant Agreement.

     This Warrant Certificate does not entitle any Warrantholder to any of the rights of a stockholder of the Company.


                                        JENKON INTERNATIONAL, INC.



                                        By:
                                             --------------------------------
                                             David Edwards
                                             President and CEO


Dated                  , 1996
      ------------  --

ATTEST:



--------------------------------------
Lowell T. Holden
Treasurer

                              JENKON INTERNATIONAL, INC.
                                    PURCHASE FORM

JENKON INTERNATIONAL, INC (the "Company")

-----------------------------------

-----------------------------------
Attention:  President

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, _____ shares of Series A Preferred Stock of the Company (the "Warrant Stock") provided for therein, and requests that certificates for the Warrant Stock be issued in the name of:


           --------------------------------------------------------------
          (Please print or Type Name, Address and Social Security Number)


           --------------------------------------------------------------


           --------------------------------------------------------------

and, if said number of shares of Warrant Stock shall not be all the Warrant Stock purchasable hereunder, that a new Warrant Certificate for the balance of the Warrant Stock purchasable under the within Warrant Certificate be registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below.

Dated:
      -----------------
Name of Warrantholder
or Assignee:
                          -------------------------
                              (Please Print)
Address:
                          -------------------------


                          -------------------------

Signature:
                          -------------------------

Note: The above signature must correspond with the name as it appears upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

Signature Guaranteed:
                     -----------------------------

(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange of the National Association of Securities Dealers, Inc.)

                                      ASSIGNMENT
                   (To be signed only upon assignment of Warrants)

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers the right to purchase _____ shares of Warrant Stock represented by the within Warrant Certificate unto, and requests that a certificate for such Warrant be issued in the name of:


             ------------------------------------------------------------
            (Name and Address of Assignee Must be Printed or Typewritten)


             ------------------------------------------------------------


             ------------------------------------------------------------

hereby irrevocably constituting and appointing _______________ Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises and, if said number of shares of Warrant Stock shall not be all of the Warrant Stock purchasable under the within Warrant Certificate, that a new Warrant Certificate for the balance of the Warrant Stock purchasable under the within Warrant Certificate be registered in the name of the undersigned Warrantholder and delivered to such Warrantholder's address as then set forth on the Company's books.


Dated:
      ---------------                     ------------------------------------
                                             Signature of Registered Holder


Note: The above signature must correspond with the name as it appears upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:
                     -----------------------------

(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)